Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by references in the Registration Statement on Form S-3 of CUI Global, Inc. and subsidiaries of our report dated March 26, 2012, with respect to the consolidated financial statements for the years ended December 31, 2011 and 2010 of CUI Global, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the years ended December 31, 2011 and 2010 and to the reference to our firm under the heading “Experts” in the prospectus.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 2, 2012